Exhibit 2.1

                                    AMENDMENT

         AMENDMENT (this "Amendment") dated as of January 22, 2007 among Jacuzzi Brands, Inc., a Delaware corporation, Jupiter Acquisition, LLC, a Delaware limited liability company, and Jupiter Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent.

         WHEREAS, the parties hereto are parties to the Agreement and Plan of Merger dated as of October 11, 2006 (the "Merger Agreement"); and

         WHEREAS, in connection with the settlement of certain purported stockholder class action lawsuits relating to the transactions contemplated by the Merger Agreement, the parties hereto desire to amend the Merger Agreement as set forth herein (the Merger Agreement, as amended hereby, the "Amended Merger Agreement").

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1 . Definitions. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Merger Agreement.

         Section 2 . Amendment. (a) Section 11.04(b) of the Merger Agreement is hereby amended by deleting the reference to "$25 million" set forth therein and replacing it with "$22.5 million".

         (b) Each of Section 11.04(b)(D), Section 11.04(b)(E) and Section 11.04(b)(F) of the Merger Agreement is hereby amended by deleting the reference to "12 months" set forth therein and replacing it with "9 months".

         Section 3 . Interpretation. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Merger Agreement shall from and after the date hereof refer to the Amended Merger Agreement. As used in the Amended Merger Agreement, the phrases "the date hereof" and "the date of this Agreement", and any substantially similar phrase, shall be deemed to refer to October 11, 2006.

         Section 4 . Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

         Section 5 . Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall becomes effective immediately when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

         Section 6 . Entire Agreement. The Amended Merger Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect hereto.

         Section 7 . Binding Effect. Except to the extent expressly provided herein, the Merger Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                    JACUZZI BRANDS, INC.


                                    By:  /s/ Steven C. Barre
                                       ----------------------------------
                                        Name:       Steven C. Barre
                                        Title:      Senior Vice President,
                                                    General Counsel and
                                                    Secretary

                                    JUPITER MERGER SUB, INC.


                                    By:
                                       ----------------------------------
                                        Name:       Steven Martinez
                                        Title:      Vice President

                                   JUPITER ACQUISITION, LLC


                                    By:
                                       ----------------------------------
                                        Name:       Steven Martinez
                                        Title:      Authorized Person